Exhibit 10.1

Table of 2005 Cash Bonus Awards and 2006 Performance Share Unit Awards
Issued to Named Executive Officers

Named Executive Officers	2005 Cash Bonus Award	2006 Performance Share Unit Awards *
G. L. Rainwater, Chairman, Chief Executive Officer and President, Ameren, UE, CILCORP; Chairman and CEO, CIPS, CILCORP, CILCO, IP	$ 986,000	55,928
W. L. Baxter, Executive Vice President and Chief Financial Officer, Ameren, UE, CIPS, Genco, CILCORP, CILCO, IP	408,900	17,755
T. R. Voss, Executive Vice President and Chief Operating Officer, Ameren; Senior Vice President, UE, CIPS, CILCORP, CILCO, IP	348,000	15,624
S. R. Sullivan, Senior Vice President, General Counsel and Secretary, Ameren, UE, CIPS, Genco, CILCORP, CILCO, IP	304,500	13,494
C. D. Naslund, Senior Vice President and Chief Nuclear Officer, UE	292,500	7,600
D. F. Cole, Senior Vice President, UE, CIPS, Genco, CILCORP, CILCO, IP	212,070	7,033
D. A. Whiteley, Senior Vice President, UE, CIPS, Genco, CILCORP, CILCO, IP	206,410	6,851
R. A. Kelley, President, Genco	172,200	5,921

* Subject to approval by shareholders at Ameren’s 2006 annual meeting.